Exhibit 10.10

January 13, 2014

Gene Gerner

Dear Gene:

I am pleased to inform you that, effective February 1, 2014, your employment with CPP as its Chief Scientific Officer on a halftime employee basis will reflect an increase in salary to $120,000 per year (equivalent to a full-time salary of $240,000 per year).

Thank you for your exemplary contributions to CPP. I look forward to achieving great things together at Cancer Prevention Pharmaceuticals!

Sincerely,

/s/Jeffrey Jacob
Jeffrey Jacob
CEO

Agreed to and Accepted by:

/s/ Eugene Gerner	2/1/2014
Eugene Gerner, Ph.D.	Date